UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 29, 2003


                                Youbet.com, Inc.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                 0-26015                95-4627253
  -----------------         ---------------         ------------------
   (State or other            (Commission            (I.R.S. Employer
   jurisdiction of            File Number)          Identification No.)
    incorporation)



        5901 De Soto Avenue, Woodland
              Hills, California                            91367
       --------------------------------                 ------------
  (Address of principal executive offices)               (Zip Code)


                                 (818) 668-2100
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

Item 5. Other Events

On January 8, 2004, Youbet announced the early retirement of $2 million aggregate principal amount of notes payable. A copy of the press release is being filed with this report as Exhibit 99.1.

On November 17, 2003, Youbet filed a revised proxy statement with the SEC indicating that its Annual Meeting of Stockholders to, among other things, elect directors would be held on Friday, January 23, 2004. This proxy statement was preliminary (although the only available EDGAR filing code was DEFR14A) and never mailed to stockholders. The company does not expect to hold its Annual Meeting on January 23, 2004. In this regard, SEC rules require that financial information for the most recent fiscal year (which for Youbet is the year ended December 31, 2003) precede or accompany proxy material for an annual or special meeting at which directors are to be elected. Accordingly, the company and its independent auditor (BDO Seidman, LLP) are working on the audit for the year ended December 31, 2003, and Youbet expects to schedule an annual meeting to elect directors and for other appropriate business to be held as soon as practicable after such audited financial statements are available and the other information required to be furnished to stockholders is prepared.


Item 7. Financial Statements and Exhibits

        (a) Not Applicable.

        (b) Not Applicable.

        (c) Exhibits:

            99.1     Press Release issued January 8, 2003

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    YOUBET.COM, INC.



Date:  January 8, 2004              By: /s/ Charles Champion
                                        -------------------------------------
                                        Charles Champion
                                        President and Chief Executive Officer